Registration No. 33-_____
   -------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                               FIRSTAR CORPORATION
             (Exact name of registrant as specified in its charter)

           Wisconsin                                  39-0711710
    (State or other jurisdiction                   (I.R.S. Employer
   of incorporation or organization)               Identification No.)

        777 East Wisconsin Avenue
           Milwaukee, Wisconsin                          53202
 (Address of principal executive offices)              (Zip Code)


                          Investors Savings 401(k) Plan
                            (Full title of the plan)

                              ____________________

                           Howard H. Hopwood III, Esq.
                               Firstar Corporation
                            777 East Wisconsin Avenue
                           Milwaukee, Wisconsin  53202
                                 (414) 765-5977
                 (Name, address and telephone number, including
                        area code, of agent for service)
                           __________________________

                         CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed
                                     Maximum       Maximum
        Title of         Amount      Offering     Aggregate    Amount of
    Securities to be     to be        Price       Offering     Registra-
       Registered      Registered   Per Share       Price       tion Fee

    Common Stock,        25,000     $29.32 (1)   $733,000 (1)     $253
     $1.25 par value     shares

    Preferred Share     12,500         (2)           (2)          (2)
    Purchase Rights      rights

   (1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Firstar Corporation Common Stock on the New York Stock Exchange consolidated reporting system on April 26, 1995.

   (2) The value attributable to the Preferred Share Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

                        _________________________________


            In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents filed with the Commission by Firstar Corporation (the "Company") or by the First Investors Savings 401(k) Plan (the "Plan") are hereby incorporated herein by reference:

             1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994, which includes certified financial statements as of and for the year ended December 31, 1994.

             2. The Plan's Annual Report on Form 11-K for the year ended December 31, 1993.

             3. All other reports filed since December 31, 1994 by the Company or the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

             4.   The description of the Company's Common Stock contained in
   Item 1 of the Company's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

             All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             Howard H. Hopwood III, Esq., Senior Vice President and General Counsel of the Company, has acted as legal counsel for the Company in connection with the registration of the Common Stock. Mr. Hopwood is a full-time employee of the Company and at March 31, 1995 beneficially owned 54,034 shares of Common Stock.

   Item 6.   Indemnification of Directors and Officers.

             Pursuant to the Wisconsin Business Corporation Law, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

             The Company's By-Laws contain similar indemnification provisions as to directors and officers of the Company. In addition, the Company has entered into individual indemnity agreements with all of its current directors. The indemnity agreements are virtually identical in all substantive respects to the Company's By-Laws.

             Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

             The Company maintains a liability insurance policy for officers and directors which extends to, among other things, liability arising under the Securities Act of 1933, as amended.

             In addition, the Company's Pension Plan and Thrift and Sharing Plan provide for indemnification of members of the plan committees and directors of the Company as follows:

        The Company shall indemnify each member of the Plan Committee and the Board and hold each of them harmless from the consequences of his acts or conduct in his official capacity, if he acted in good faith and in a manner he reasonably believed to be solely in the best interests of the Participants and their Beneficiaries, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. Such indemnification shall cover any and all attorneys' fees and expenses, judgments, fines and amounts paid in settlement, but only to the extent such amounts are not paid to such person(s) under the Company's fiduciary insurance policy and to the extent that such amounts are actually and reasonably incurred by such person(s).

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.

   Item 8.   Exhibits.

             The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

    Exhibit No.                         Exhibit

    (4.1)              Shareholder Rights Plan of
                       Firstar Corporation (Exhibit 4
                       to Form 8-K dated January 19,
                       1989; incorporated herein by
                       reference)

    (4.2)              Restated Articles of
                       Incorporation, as amended, of
                       Firstar Corporation (Exhibit
                       4(d) to Amendment No. 1 to
                       Registration Statement No. 33-
                       57225; incorporated herein by
                       reference)

    (4.3)              Articles of Amendment to the
                       Restated Articles of
                       Incorporation of Firstar
                       Corporation creating Series D
                       Convertible Preferred Stock
                       (Exhibit 4(e) to Amendment No. 1
                       to Registration Statement No.
                       33-57225; incorporated herein by
                       reference)

    (5)                Opinion of Howard H. Hopwood III, Esq.

    (23.1)             Consent of KPMG Peat Marwick LLP

    (23.2)             Consent of KPMG Peat Marwick LLP

    (23.3)             Consent of Howard H. Hopwood
                       III, Esq. (contained in Exhibit 5 hereto)

    (24)               Powers of Attorney

             The undersigned Registrant hereby undertakes to submit the Plan, as amended, to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to continue the qualification of the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on April 27, 1995.

                                      FIRSTAR CORPORATION



                                      By:  /s/Roger L. Fitzsimonds
                                           Roger L. Fitzsimonds
                                           Chairman of the Board and
                                           Chief Executive Officer



             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signatures                      Title              Date



    /s/Roger L. Fitzsimonds       Chairman of the      April 27, 1995
    Roger L. Fitzsimonds          Board, Chief
                                  Executive Officer
                                  and Director
                                  (principal
                                  executive officer)

    /s/John A. Becker*            President and        April 27, 1995
    John A. Becker                Director


    /s/William H. Risch*
    William H. Risch              Senior Vice          April 27, 1995
                                  President-Finance
                                  and Treasurer
                                  (principal
                                  accounting and
                                  financial officer)



    /s/Michael E. Batten*               Director       April 27, 1995
    Michael E. Batten


    /s/Robert C. Buchanan*              Director       April 27, 1995
    Robert C. Buchanan



    /s/George M. Chester,               Director       April 27, 1995
         Jr.*
    George M. Chester, Jr.



    /s/Roger H. Derusha*                Director       April 27, 1995
    Roger H. Derusha


    /s/James L. Forbes*                 Director       April 27, 1995
    James L. Forbes


    /s/Holmes Foster*                   Director       April 27, 1995
    Holmes Foster


    /s/Joseph F. Heil, Jr.*             Director       April 27, 1995
    Joseph F. Heil, Jr.

    /s/John H. Hendee, Jr.*             Director       April 27, 1995
    John H. Hendee, Jr.


    /s/Jerry M. Hiegel*                 Director       April 27, 1995
    Jerry M. Hiegel


    /s/Joe Hladky*                      Director       April 27, 1995
    Joe Hladky


    /s/C. Paul Johnson*                 Director       April 27, 1995
    C. Paul Johnson


    /s/James H. Keyes*                  Director       April 27, 1995
    James H. Keyes


    /s/Sheldon B. Lubar*                Director       April 27, 1995
    Sheldon B. Lubar


    /s/Daniel F. McKeithan,             Director       April 27, 1995
         Jr.*
    Daniel F. McKeithan, Jr.


    /s/George W. Mead II*               Director       April 27, 1995
    George W. Mead II


    /s/Guy A. Osborn*                   Director       April 27, 1995
    Guy A. Osborn


    /s/Judith D. Pyle*                  Director       April 27, 1995
    Judith D. Pyle


    /s/Clifford V. Smith,               Director       April 27, 1995
         Jr.*
    Clifford V. Smith, Jr.


    /s/William W. Wirtz*                Director       April 27, 1995
    William W. Wirtz


                                      By:/s/William J. Schulz
                                           William J. Schulz
                                           Attorney-in-Fact


   _________________________
   * Pursuant to authority granted by powers of attorney filed with the Registration Statement.

             The Plan. Pursuant to the requirements of the Securities Act of 1933, Investors Savings Bank, F.S.B., which administers the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Wayzata, and the State of Minnesota, on this 27th day of April, 1995.

                                      INVESTORS SAVINGS 401(K) PLAN


                                      By:/s/James M. Burkholder
                                            James M. Burkholder
                                            President and Chief Executive
                                           Officer
                                            Investors Savings Bank, F.S.B.

                                  EXHIBIT INDEX


    Exhibit No.                  Exhibit

    (4.1)        Shareholder Rights Plan of Firstar
                 Corporation (Exhibit 4 to Form 8-K
                 dated January 19, 1989; incorporated
                 herein by reference)

    (4.2)        Restated Articles of Incorporation, as
                 amended, of Firstar Corporation
                 (Exhibit 4(d) to Amendment No. 1 to
                 Registration Statement No. 33-57225;
                 incorporated herein by reference)
    (4.3)        Articles of Amendment to the Restated
                 Articles of Incorporation of Firstar
                 Corporation creating Series D
                 Convertible Preferred Stock (Exhibit
                 4(e) to Amendment No. 1 to
                 Registration Statement No. 33-57225;
                 incorporated herein by reference)

    (5)          Opinion of Howard H. Hopwood III, Esq.

    (23.1)       Consent of KPMG Peat Marwick LLP

    (23.2)       Consent of KPMG Peat Marwick LLP

    (23.3)       Consent of Howard H. Hopwood III, Esq.
                 (contained in Exhibit 5 hereto)

    (24)         Powers of Attorney